Exhibit (a)(1)(G)

DIGIRAD CORPORATION.

SUMMARY OF OUTSTANDING STOCK OPTIONS ELIGIBLE

UNDER THE OFFER TO EXCHANGE PROGRAM

AS OF JUNE 11, 2009

Name	ID	Grant Number	Grant Date	Plan	Price		Shares Outstanding Eligible for Exchange	Vested	Unvested
XXXXX, XXXXX	XXXX	XXXX	X/XX/XXXX	XXXX	$	X.XX	XX,XXX	XX,XXX	XX,XXX

		XXXX	X/XX/XXXX	XXXX	$	X.XX	XX,XXX	XX,XXX	XX,XXX

Total:							XXX,XXX	XXX,XXX	XX,XXX